EXHIBIT 23.1

[DELOITTE TOUCHE TOHMATSU LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-13320, No. 333-10312, and No. 333-132736 of Highway Holdings Limited on Form S-8 of our report relating to the consolidated financial statements of Highway Holdings Limited dated June 28 2008, appearing in the Annual Report on Form 20-F of Highway Holdings Limited for the year ended March 31, 2008.

/s/ Deloitte Touche Tohmatsu

Hong Kong
June 28, 2008